UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2020

NATIONAL BANK HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35654	27-0563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 East Orchard Road, Suite 300, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

303-892-8715
(Registrant’s telephone, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock	NBHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Other Events. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2020, National Bank Holdings Corporation (the “Company”) announced that Zsolt K. Besskó, the Company’s Executive Vice President, Chief Administrative Officer & General Counsel will be leaving from the Company as of July 1, 2020.

On May 5, 2020, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Besskó, which will become effective as of July 1, 2020 (the “Transition Date”). Under the Transition Agreement, Mr. Besskó will serve in a non-executive role with the Company through May 1, 2021 to ensure an orderly and effective transition of his duties and responsibilities and to serve as an advisor for senior management. Mr. Besskó will receive a base salary of $50,000 and be eligible for a pro-rated annual cash incentive payment pursuant to the terms of the Company’s annual cash incentive plan for the 2020 calendar year based on actual performance and the number of days elapsed in 2020 through the Transition Date. Mr. Besskó is subject to non-competition and non-solicitation covenants (as further specified in the Transition Agreement) for a six-month period following the termination of his employment for any reason and a one-year period following the termination of his employment following a change in control of the Company. Mr. Besskó will also be eligible for a lump sum cash payment of $500,000 in the event of a change in control of the Company during the period commencing on the Transition Date and ending on May 1, 2021, subject to his continued employment with the Company through such change in control. Mr. Besskó’s current employment agreement and compensation thereunder will remain in effect through the Transition Date. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Transition Agreement, dated May 5, 2020, by and between Zsolt K. Besskó and the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bank Holdings Corporation

By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó
Title: Chief Administrative Officer & General Counsel
Date: May 5, 2020